Exhibit 21.1


                                                   State or jurisdiction
                                                     of incorporation
                                                   ---------------------
SMC ENVIRONMENTAL SERVICES GROUP, INC.                 Pennsylvania

SMC McEVER, INC.                                              Texas

SMC BUSINESS INFORMATION SYSTEMS, INC.                     Delaware

SMC MANAGEMENT SERVICES GROUP, INC.                      New Jersey

SCIENCE MANAGEMENT CORPORATION (UK) LTD.                         UK

SMC REAL TIME SYSTEMS, INC.                             Connecticut

SMC HENDRICK, INC.                                    Massachusetts

SMC PERSONNEL SUPPORT, INC.                                Delaware

SMC ENGINEERING, INC.                                      Delaware

SCIENCE MANAGEMENT CORPORATION                           New Jersey

LOCHPRIDE, LTD.                                                  UK

SMC INTERNATIONAL S.A.R.L.                                   France



All subsidiaries conduct business under their own names except that SMC Management Services Group, Inc. conducts business under the name SMC Consulting.